UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2010

GRYPHON GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-127635	92-0185596
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 West Hasting Street, Suite 711
Vancouver, BC V6B 1N2
(Address of principal executive offices)  (Zip Code)

 (604) 261-2229
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 19, 2010, Gryphon Gold Corporation (the “Registrant”), its wholly-owned subsidiary Borealis Mining Company (“Borealis”) and Sage Gold Inc. (“Sage”, collectively with the Registrant and Borealis, the “Parties”) entered into Amendment No. 2 to Option Agreement dated March 5, 2010, as amended on March 26, 2010 (the “Option Agreement”).  Pursuant to the Option Agreement, the Registrant has granted Sage the option to earn a 50% joint venture interest in the Registrant’s Borealis gold project located in the Walker Lane Mineral Belt of Southwest Nevada.  Under the terms of the Option Agreement, the Registrant and Sage agreed to enter into the Subscription Agreement pursuant to which Sage will invest US$400,000 in a private placement of units by the Registrant (the “Private Placement”).  The foregoing description of the Option Agreement is qualified in its entirety by reference to the Option Agreement, a copy of which is filed as Exhibit 10.1 to the Registrant’s Form 10-K filed with the SEC on March 8, 2010, and the Form 8-K filed with the SEC on March 30, 2010, each of which is hereby incorporated by reference into this Item 1.01.

Pursuant to Amendment No. 2, Section 1.1(o) of the Option Agreement was amended to provide for the termination of the due diligence period on the earlier of (i) April 30, 2010 or the (ii) the termination of the Option Agreement, rather than on the earlier of (i) April 19, 2010 or the (ii) the termination of the Option Agreement.

Other than as set forth above, all other terms and conditions of the Option Agreement remain unamended and in full force and effect.  The foregoing description of Amendment No. 2 is qualified in its entirety by the copy of Amendment No. 2, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and which is hereby incorporated by reference into this Item 1.01.

Item 9.01                      Exhibits.

Exhibit	Description
10.1	Amendment No. 2 to Option Agreement dated April 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRYPHON GOLD CORPORATION. (Registrant)

Dated: April 20, 2010	By: /s/ R. William Wilson R. William Wilson Chief Financial Officer

EXHIBIT INDEX
Exhibit	Description
10.1	Amendment No. 2 to Option Agreement dated April 19, 2010